UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2009

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of January 2009 issued on January 30, 2009 appears below.

January 30, 2009

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

Given the coverage by the media concerning the Federal Home Loan Banks (FHLBanks), I wanted to use this month’s report to providing additional information to you regarding the Federal Home Loan Bank of New York’s financial performance. Below is a very brief summary of the key points followed by responses to some questions we are being asked. Please remember that all information included in this disclosure is preliminary and unaudited and is subject to revision during further review by FHLBNY management or after consultation with our external auditors or our regulator.

• FHLBNY anticipates positive net income for the fourth quarter 2008 as well as the full year;
• Other-Than-Temporarily-Impaired (OTTI) charges for the fourth quarter, if any, are not expected to be material (As noted in my January 22, 2009 report, a possible scenario is that the Bank could be able to declare a supplemental dividend of 1.9%, bringing the total dividend for the fourth quarter 2008 to approximately 3.0%.);
• FHLBNY has the ability and intent to continue paying dividends;
• FHLBNY will continue redeeming excess capital stock each day;
• FHLBNY remains strong and stable; and
• FHLBNY continues to meet all capital requirements.

With respect to OTTI, initial indications are that OTTI charges in the fourth quarter of 2008 for the FHLBNY, if any, will not be material. The reason OTTI charges, if any, are expected to be immaterial is a function of the strong credit quality and seasoning of our private-label MBS portfolio. Our last purchase of private-label MBS occurred in October of 2006, and our last purchase of private-label MBS composed of Alt-A mortgages occurred in April of 2000. About two-thirds of our remaining private-label MBS were rated AAA by the major rating agencies at the end of 2008, and all of these securities are rated investment grade.

Following are answers to some questions frequently asked by members:

Will the FHLBNY continue to pay dividends?

The FHLBNY expects to continue to pay dividends but acknowledges that future economic events, regulatory actions, and other factors could impact our ability to pay dividends. The Bank’s fundamental capacity to generate steady earnings has been strong, and we believe it is important to provide members with a reasonable dividend on their investment in FHLBNY capital stock. While we may see fluctuations in earnings, those fluctuations have generally been the result of accounting for derivatives under SFAS 133, which affects the timing of income but does not impact the long-term economic income if derivatives are held to maturity (which is our intent).

Will the FHLBNY continue to redeem excess capital stock?

It is our intent to continue to redeem excess capital stock. The FHLBNY is currently meeting all applicable capital requirements and is repurchasing excess stock daily. We currently have both the capacity and intention to redeem excess capital stock. A fundamental strength of an FHLBank is the ability to grow and shrink its balance sheet in tandem with changes in its advance business.

I believe that the FHLBNY is financially sound and well positioned to manage successfully through these turbulent times. But, again, we must temper our expectations with the knowledge that we cannot provide absolute assurance of the future.

Will the FHLBNY continue to meet all of its capital requirements?

The FHLBNY is in compliance with all capital requirements as of the end of 2008, including our risk-based capital requirement. Our intent is to continue to meet all capital requirements in the future.

What is the likelihood that my capital stock in the FHLBNY will become other-than-temporarily impaired?

Initially, I need to be clear that a decision to record an other-than-temporary impairment of a capital stock investment in the FHLBNY is not a decision that is made by the FHLBNY. That is a decision that a member institution should make in conjunction with the institution’s independent auditor. What I can say is that it is my belief that there is simply no basis today given the FHLBNY’s current financial condition, and no reasonable expectation for a change in that condition in the foreseeable future, that would remotely justify a member of the FHLBNY contemplating taking an OTTI charge on its FHLBank stock. To our knowledge, no member of any FHLBank has taken an OTTI charge on the member’s investment in its FHLBank. My understanding is that an appropriate analysis of impairment with respect to the capital stock of an FHLBank takes into account the fact that capital stock is an integral part of membership in the FHLBank and that it is a long-term investment.

How is the question of stock impairment impacted by the joint and several liability of all the FHLBanks for the System’s debt?

The twelve FHLBanks are jointly liable for the consolidated obligations issued by the Office of Finance. To the extent that one FHLBank cannot meet its obligations to pay its share of System debt, other FHLBanks can be called upon to make the payment. There may be confusion, however, on how joint and several liability affects the impairment analysis.

Funding for an FHLBank comes from consolidated obligations, deposits, capital stock issued, and retained earnings. Consolidated obligations are senior debt of the FHLBanks. Capital stock and retained earnings are capital. Any losses at an FHLBank will be borne first by the FHLBank’s retained earnings, and then by its capital stock. The amount of potential OTTI losses on MBS and other charges, under any reasonable scenario, is dwarfed by the amount of capital stock in the FHLBank System. As of September 30, 2008, the total amount of System capital reported was $57.1 billion, and the total mark-to-market unrealized loss reported on private-label securities was $13.5 billion. Realized losses on private-label MBS are unlikely to exceed a small fraction of the reported mark-to-market unrealized losses on September 30, 2008. I do not believe that any FHLBank is likely to incur losses of a magnitude that would cause it to eat through its retained earnings and capital stock.

The Bank will report fourth quarter and full-year results in March. I believe that our retained earnings are adequate to absorb the volatility in income driven by SFAS 133 accounting. Along with our retained earnings and our expectations of future profitability, I believe that the Bank will be able to continue to pay reasonable dividends, redeem excess capital stock, and provide you competitively priced advances in the future.

We hope that you find this information of use. Should you have any questions, please call Kevin Neylan, Senior Vice President, Strategy and Business Development at, (212) 441-6818; Adam Goldstein, Senior Vice President, Sales and Marketing, at (212) 441-6703; or me at (212) 441-6801.

Sincerely,

Alfred A. DelliBovi
President

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

January 30, 2009	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer